Exhibit 99.1

THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (“Agreement”) dated as of May 26, 2015, between AMERI Holdings, Inc. (formerly Spatializer Audio Laboratories, Inc.), a Delaware corporation (the “Company”), and Lone Star Value Investors, LP (the “Purchaser”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note (as defined below).

W I T N E S S E T H:

WHEREAS, the Company has entered into an Agreement of Merger and Plan of Reorganization, dated as of May 26, 2015 (the “Merger Agreement”), among the Company, Ameri100 Acquisition, Inc., the Company’s wholly-owned subsidiary and a Delaware corporation formed for the purpose of participating in the Merger (“Acquisition Sub”), and Ameri and Partners Inc., a Delaware corporation (“Ameri & Partners”), pursuant to which the Company will acquire Ameri & Partners through a reverse triangular merger in which Acquisition Sub will merge with and into Ameri & Partners, so that Ameri & Partners will be the surviving corporation and become a wholly-owned subsidiary of the Company (the “Merger”);

WHEREAS, simultaneously with the consummation of the Merger, the Company desires to sell, and the Purchaser desires to purchase, a 5% Convertible Unsecured Promissory Note due May 26, 2017 of the Company, which note shall be in the aggregate principal amount of Five Million Dollars ($5,000,000.00) and shall be in substantially the form of Exhibit A hereto (the “Note”); and

WHEREAS, in connection with the purchase of the Note, this Agreement also provides for the grant to the Purchaser of a warrant to purchase shares of common stock, par value $0.01 per share, of the Company (“Common Stock”).

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale of the Note and Warrant

Section 1.1            Purchase of the Note.  At the Closing (as hereinafter defined) and subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell the Note to the Purchaser, and the Purchaser will purchase the Note from the Company, for the purchase price equal to the original principal amount of the Note (the “Purchase Price”).  For purposes hereof, the term “Conversion Shares” means any shares of Common Stock into which the Note is convertible according to its terms.

Section 1.2            The Closing.  The purchase and sale of the Note shall take place at a closing (the “Closing”) on the date hereof or such other date as the Purchaser and the Company may agree upon (the “Closing Date”).  At the Closing, the Company shall deliver to the Purchaser the Note purchased hereunder, registered in the name of the Purchaser or its nominee.  On the Closing Date, the Purchaser shall deliver by wire transfer the cash Purchase Price hereunder to an account designated in writing by the Company.  In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

Section 1.3            Warrant.  At the Closing, the Company will execute and deliver to the Purchaser a warrant, substantially in the form attached hereto as Exhibit B (the “Warrant”).  The shares of Common Stock that are issuable upon exercise pursuant to the Warrant are hereafter referred to as the “Warrant Shares.”

Section 1.4            Registration Rights Agreement.  At the Closing, the Company and the Purchaser will enter into a Registration Rights Agreement in substantially the form set forth as Exhibit C hereto (the “Registration Rights Agreement”).

ARTICLE II

Representations and Warranties

Section 2.1            Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Purchaser as of the date hereof and the Closing Date:

(a)           Organization and Qualification; Material Adverse Effect.  The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect.  “Material Adverse Effect” means any adverse effect on the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, if any, and which is (either alone or together with all other adverse effects) material to the Company and its subsidiaries.

(b)           Authorization; Enforcement.  (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Note, the Warrant, the Registration Rights Agreement, and any other agreements or documents delivered by the Company at the Closing (“Transaction Documents”) and to issue the Note and Warrant in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Note, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute valid and binding obligations of the Company enforceable against the Company, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application, and (v) the Warrant Shares and the Conversion Shares have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms of the Warrant and the Note, as the case may be, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances.

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(c)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and issuance of the Note, the Conversion Shares, the Warrant and the Warrant Shares will not (i) result in a violation of the Certificate of Incorporation; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) to the Company’s knowledge result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except in the case of clause (ii), such conflicts that would not have a Material Adverse Effect.

(d)           SEC Documents.  Since December 31, 2014, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  To the Company’s knowledge, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)           No Contemplated Bankruptcy.  On the date hereof, the Company does not contemplate and has no knowledge of any person contemplating the filing of any petition against the Company or any subsidiary under any federal or state bankruptcy, insolvency, receivership or other such law.  The Company does not intend to, and does not believe that it will, incur debts and liabilities (including, among other things, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Company).  The execution, delivery, observance, performance and fulfillment of Company’s obligations and duties under this Agreement will not render the Company insolvent or unable to pay its debts as they become due.  The Company has (a) not entered into the transactions contemplated by this Agreement with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under this Agreement.

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(f)           Incorporation of Merger Agreement Representations and Warranties.  The Company (as successor in interest to the business of Ameri & Partners) hereby confirms that each and every representation and warranty (the “Business Representations and Warranties”) made by Ameri & Partners in Section 2 of the Merger Agreement (together with the disclosure schedules referenced therein) is hereby incorporated herein by reference in its entirety to the same extent and with the same force and effect as if each of them was fully and completely set forth herein, and may be relied upon by the Purchaser as if repeated in full by the Company herein.

Section 2.2            Representations and Warranties of the Purchaser.  The Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and the Closing Date:

(a)           Accredited Investor Status; Sophisticated Purchaser.  The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).  The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the purchase of the Note, the Conversion Shares, the Warrant and the Warrant Shares.  The Purchaser is not registered as a broker or dealer under Section 15(a) of the Exchange Act, affiliated with any broker or dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority.

(b)           Information.  The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company which have been requested and materials relating to the offer and sale of the Note, the Conversion Shares, the Warrant and the Warrant Shares, which have been requested by the Purchaser.  The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  The Purchaser acknowledges that its purchase of the Note, Warrant, and (if applicable) the Conversion Shares and the Warrant Shares involves a high degree of risk and that Purchaser may never recover Purchaser’s investment in these securities.

(c)           Investment Representation.  The Purchaser is purchasing the Note and the Warrant for the Purchaser’s own account and not with a view to distribution in violation of any securities laws.  The Purchaser has been advised and understands that neither the Note, the Warrant, the Conversion Shares nor the Warrant Shares have been registered under the 1933 Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law.  The Purchaser has been advised and understands that the Company, in issuing the Note and the Warrant, is relying upon, among other things, the representations and warranties of the Purchaser contained in this Section 2.2 in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

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(d)           Rule 144.  The Purchaser understands that there is no public trading market for the Note or Warrant, that none is expected to develop, and that the Note and Warrant must be held indefinitely unless and until such Note and the Warrant, or if applicable, the Warrant Shares and Conversion Shares, are registered under the Securities Act or an exemption from registration is available.  The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

ARTICLE III

Covenants and Acknowledgments

Section 3.1            Senior Status of the Note.  Beginning on the date of this Agreement and for so long as the Note remains outstanding, neither the Company nor any subsidiary of the Company shall, without the prior written consent of Purchaser, incur or otherwise become liable with respect to any indebtedness that would rank senior or pari passu to the Note in order of payment, except that (i) indebtedness and obligations in existence on the date hereof and trade payables incurred in the ordinary course of business shall not be required to be subordinated to the Note, and the Company may pay such obligations and payables as they become due, (ii) the Company shall be permitted to incur secured indebtedness used solely to finance the purchase or lease of assets (provided that such debt may only be secured by the purchased or leased assets and not by any other assets of the Company) and shall be permitted to pay such indebtedness as it becomes due, and (iii) the Note shall be subordinate to, and the Company shall be permitted to incur, any indebtedness under a Qualified Credit Facility.  For purposes hereof, a “Qualified Credit Facility” shall mean any secured or unsecured credit facility that the Company may obtain after the date hereof from a lender that makes commercial loans or extends commercial credit facilities in the ordinary course of its business which is secured by inventory and/or accounts receivable, provided that the amount of such indebtedness thereunder shall not exceed fifty percent (50%) of the fair market value of eligible inventory (in the case of a loan based on and secured by inventory), plus eighty percent (80%) of eligible accounts receivable (in the case of a loan based on and secured by accounts receivable).  Purchaser hereby agrees to execute any acknowledgment or sign any reasonable subordination agreement evidencing the fact that the Note is subordinate to such a credit facility in all respects, including right of payment and security.

ARTICLE IV

Legend and Stock

Upon payment therefor as provided in this Agreement, the Company will issue the Note in the name the Purchaser or its designees and in such denominations to be specified by the Purchaser prior to (or from time to time subsequent to) Closing.  The Note and Warrant and any certificate representing Conversion Shares or Warrant Shares issued upon conversion or exercise thereof, prior to such Conversion Shares or Warrant Shares being registered under the Securities Act for resale or available for resale under Rule 144 under the Securities Act, shall be stamped or otherwise imprinted with a legend in substantially the following form:

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THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

The Company agrees to reissue the Note, Conversion Shares and Warrant Shares without the legend set forth above, at such time as (i) the holder thereof is permitted to dispose of securities pursuant to Rule 144 under the Securities Act, or (ii) such securities are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Securities Act, or (iii) such securities have been registered under the Securities Act.

ARTICLE V

Governing Law; Miscellaneous

Section 5.1            Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

Section 5.2            Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 5.3            Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 5.4            Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 5.5            Entire Agreement; Amendments; Waivers.  This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  In addition:

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A.           The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the Purchaser.

B.            Except as provided herein, no failure or delay on the part of the Purchaser in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Purchaser shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

Section 5.6           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

AMERI Holdings, Inc. (formerly Spatializer Audio Laboratories, Inc.)
100 Menlo Park Drive
Edison, New Jersey 08837
Telephone: (732) 243-9250
Fax: (732) 243-9254
Attention:  Mr. Giri Devanur, President and Chief Executive Officer

With a copy to:

Warshaw Burstein, LLP
555 Fifth Avenue
New York, New York 10017
Telephone: (212) 984-7700
Fax: (212) 972-9150
Attention: Murray D. Schwartz, Esq.

and

Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Telephone: (212) 451-2289
Fax: (212) 451-2222
Attention: Steve Wolosky, Esq.

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If to the Transfer Agent:

Corporate Stock Transfer
3200 Cherry Creek Drive South, Suite 430
Denver, Colorado 80209
Telephone: (303) 282-4800
Facsimile: (303) 282-5800
Attention: Ms. Sherrie Humpherys

If to the Purchaser:

Lone Star Value Investors, LP
53 Forest Avenue, 1st Floor
Old Greenwich, CT 06870
Telephone: (203) 489-9500
Fax: (203) 990-0727
Attention: Mr. Jeffrey E. Eberwein

Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 5.7           Successors and Assigns.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any permitted assignee of the Note and Warrant.  The Purchaser may assign some or all of its rights hereunder to any permitted assignee of the Note or Warrant; provided, however, that any such assignment shall not release the Purchaser from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

Section 5.8           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.9           Days.  Unless the context refers to “business days” or “Trading Days,” all references herein to “days” shall mean calendar days.  “Trading Day” shall mean a day on which there is trading on the market or exchange on which the Common Stock is then principally traded, listed, or quoted.

Section 5.10         Survival.  The representations, warranties, agreements and covenants in this Agreement shall survive the Closing.  For the avoidance of doubt, notwithstanding the fact that the representations and warranties contained in the Merger Agreement survive for six (6) months following the Effective Time (as defined in the Merger Agreement), the Company acknowledges and agrees that the Business Representations and Warranties contained in the Merger Agreement and incorporated by reference into Section 2.1(f) of this Agreement shall survive the Closing for two years following the Closing Date or the expiration of the applicable statute of limitations with respect to the tax obligations referred to in such Business Representations and Warranties.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written.

COMPANY:

AMERI HOLDINGS, INC. (formerly Spatializer Audio Laboratories, Inc.)

By:	/s/ Giri Devanur
	Name:	Giri Devanur
	Title:	President and Chief Executive Officer

PURCHASER:

LONE STAR VALUE INVESTORS, LP

By: Lone Star Value Investors GP, LLC, General Partner

By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Manager

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EXHIBIT A

Form of Note

(Appears as Exhibit 99.2 hereto)

EXHIBIT B

Form of Warrant

(Appears as Exhibit 99.3 hereto)

EXHIBIT C

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (“Agreement”) dated as of May 26, 2015, between AMERI Holdings, Inc. (formerly Spatializer Audio Laboratories, Inc.), a Delaware corporation (the “Company”), and Lone Star Value Investors, LP (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Company and the Purchaser have entered into a Securities Purchase Agreement of even date herewith (the “Purchase Agreement”) pursuant to which, among other things, the Company has on or about the date hereof issued a 5% Convertible Unsecured Promissory Note due May 26, 2017 (the “Note”) and Common Stock Purchase Warrant (the “Warrant”) to purchase shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), subject to the terms and conditions set forth therein; and

WHEREAS, the Note is convertible into shares of Common Stock under the circumstances and pursuant to the terms and conditions set forth in the Note (the “Conversion Shares”), and the Warrant is exercisable into shares of Common Stock pursuant to the terms and conditions set forth in the Warrant (the “Warrant Shares”).

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Purchase Agreement and this Agreement, the Company and the Purchaser agree as follows:

1.           Certain Definitions.  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement, the Note, or the Warrant.  As used in this Agreement, the following terms shall have the following respective meanings:

“Closing” and “Closing Date” shall have the meanings ascribed to such terms in the Purchase Agreement.

“Commission” or “SEC” shall mean the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Holder” and “Holders” shall include the Purchaser and any permitted transferee or transferees of Registrable Securities (as defined below), the Notes and/or Warrants which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement and the Purchase Agreement; provided that neither such person nor any affiliate of such person is registered as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended, or a member of the Financial Industry Regulatory Authority.

The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” shall mean: (i) the Conversion Shares and Warrant Shares or other securities issued or issuable to each Holder or its permitted transferee or designee (a) upon the conversion of the Notes or the exercise of the Warrants, or (b) upon any distribution with respect to, any exchange for or any replacement of such Notes or Warrants, or (c) upon any conversion, exercise or exchange of any securities issued in connection with any such distribution, exchange or replacement; (ii) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the foregoing; and (iii) any other security issued as a dividend or other distribution with respect to, in exchange, for or in replacement of the securities referred to in the preceding clauses; provided that all such shares shall cease to be Registrable Securities at such time as they have been sold under a Registration Statement or pursuant to Rule 144 under the Securities Act or otherwise or at such time as they are eligible to be sold without the need for current public information or other restriction by the Purchaser pursuant to Rule 144.

“Registration Expenses” shall mean all expenses to be incurred by the Company in connection with each Holder’s registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

“Registration Statement” shall have the meaning set forth in Section 2(a) herein.

“Regulation D” shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holders not included within “Registration Expenses.”

2.             Registration Requirements.  The Company shall use its best efforts to effect the registration of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Holder. Such best efforts by the Company shall include, without limitation, the following:

(a)           The Company shall, as expeditiously as possible, but in any event within sixty (60) days, if and upon the written request of the Purchaser at any time on or before May 26, 2017:

(i)            Prepare and file a registration statement with the Commission pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act provided that such other form shall be converted into an S-3 as soon as Form S-3 becomes available to the Company) covering resales by the Holders as selling stockholders (not underwriters) of the Registrable Securities (“Registration Statement”), which Registration Statement, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such number of additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Notes or Warrants. The number of shares of Common Stock initially included in such Registration Statement shall be no less than the product of 1.2 times the sum of the number of shares of Common Stock that are issuable upon exercise of the Warrants as of the date of this Agreement at the then applicable Exercise Price (as defined in the Warrant) plus the number of shares of Common Stock that would be issuable pursuant to the conversion of the Notes (assuming that the Notes were to become convertible on the date before which the Registration Statement is filed). Thereafter the Company shall use its best efforts to cause such Registration Statement and other filings to be declared effective as soon as possible, and in any event no later than the following date, as appropriate (the “Required Effective Date”): (A) if the SEC notifies the Company that the SEC will not review the Registration Statement, the Required Effective Date shall be five (5) days after the SEC provides such notification, or (B) if the SEC notifies the Company that it will review the Registration Statement, then the Required Effective Date shall be sixty (60) days after the Company receives the first written comments on the Registration Statement from the SEC. Without limiting the foregoing, the Company will promptly respond to all SEC comments, inquiries and requests, and shall request acceleration of effectiveness at the earliest possible date.

(ii)           Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement and notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

(iii)          Furnish to each Holder that has Registrable Securities included in the Registration Statement such numbers of copies of a current prospectus conforming with the requirements of the Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder.

(iv)          Register and qualify the securities covered by such Registration Statement under the securities or “Blue Sky” laws of all domestic jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(v)           Notify promptly each Holder that has Registrable Securities included in the Registration Statement of the happening of any event (but not the substance or details of any such event) of which the Company has knowledge as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (each an “Event”), and use its best efforts to promptly update and/or correct such prospectus. Each Holder will hold in confidence and will not make any disclosure of any such Event and any related information disclosed by the Company.

(vi)          Notify each Holder of the issuance by the SEC or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the threat or initiation of any proceedings for that purpose.  The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

(vii)         List the Registrable Securities covered by such Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with the Nasdaq Stock Market or any other exchange or market where the shares of Common Stock are traded.

(viii)       Take all steps reasonably necessary to enable Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Act.

(b)           Notwithstanding the obligations under Section 2(a)(v) or any provision of this Agreement, if (i) in the good faith judgment of the Company, following consultation with legal counsel, it would be detrimental to the Company and its stockholders for resales of Registrable Securities to be made pursuant to the Registration Statement due to the existence of a material development or potential material development involving the Company that the Company would be obligated to disclose in the Registration Statement, which disclosure would be premature or otherwise inadvisable at such time or would have a material adverse effect upon the Company and its stockholders, or (ii) in the good faith judgment of the Company, it would adversely affect or require premature disclosure of the filing of a Company-initiated registration of any class of its equity securities, then the Company will have the right to suspend the use of the Registration Statement for a period of not more than 30 consecutive calendar days, but only if the Company reasonably concludes, after consultation with outside legal counsel, that the failure to suspend the use of the Registration Statement as such would create a risk of a material liability or violation under applicable securities laws or regulations.

(c)           During the registration period, the Company will make available, upon reasonable advance notice during normal business hours, for inspection by any Holder whose Registrable Securities are being sold pursuant to a Registration Statement, all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as reasonably necessary to enable each such Holder to exercise its due diligence responsibility in connection with or related to the contemplated offering. The Company will cause its officers, directors and employees to supply all information that any Holder may reasonably request for purposes of performing such due diligence.

(d)           Each Holder will hold in confidence, use only in connection with the contemplated offering and not make any disclosure of all Records and other information that the Company determines in good faith to be confidential, and of which determination the Holders are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant Holder), (iv) the Records or other information was developed independently by the Holder without breach of this Agreement, (v) the information was known to the Holder before receipt of such information from the Company, or (vi) the information was disclosed to the Holder by a third party not under an obligation of confidentiality. However, a Holder may make disclosure of such Records and other information to any attorney, adviser, or other third party retained by it that needs to know the information as determined in good faith by the Holder (the “Holder Representative”), if the Holder advises the Holder Representative of the confidentiality provisions of this Section 2(e), but the Holder will be liable for any act or omission of any of its Holder Representatives relative to such information as if the act or omission was that of the Holder. The Company is not required to disclose any confidential information in the Records to any Holder unless and until such Holder has entered into a confidentiality agreement (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially to the effect of this Section 2(e).  Unless legally prohibited from so doing, each Holder will, upon learning that disclosure of Records containing confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.  Nothing herein will be deemed to limit the Holder’s ability to sell Registrable Securities in a manner that is otherwise consistent with applicable laws and regulations.

(e)           The Company shall file a Registration Statement with respect to any newly authorized and/or reserved Registrable Securities consisting of Conversion Shares and Warrant Shares described in clause (i) of the definition of Registrable Securities within ten (10) business days of any stockholders’ meeting authorizing same and shall use its best efforts to cause such Registration Statement to become effective within ninety (90) days of such stockholders’ meeting.  If the Holders become entitled, pursuant to an event described in clause (ii) and (iii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Registration Statement, subsequent to the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then effective Registration Statement, the Company shall promptly file, in accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly Registrable Securities. The Company shall use its best efforts to (i) cause any such additional Registration Statement, when filed, to become effective within 30 days of that date that the need to file the Registration Statement arose.  All of the registration rights and remedies under this Agreement shall apply to the registration of such newly reserved shares and such new Registrable Securities.

3.             Expenses of Registration.  All Registration Expenses in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

4.             Registration on Form S-3.  The Company shall use its reasonable best efforts to meet the “registrant eligibility” requirements for a secondary offering set forth in the general instructions to Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act, provided that if such other form is used, the Company shall convert such other form to a Form S-3 as soon as the Company becomes so eligible.

5.             Registration Period.  In the case of the registration effected by the Company pursuant to this Agreement, the Company shall keep such registration effective until the later of (a) the date on which all the Holders have completed the sales or distribution described in the Registration Statement relating thereto or, if earlier until such Registrable Securities may be sold by the Holders under Rule 144 (provided that the Company’s transfer agent has accepted an instruction from the Company to such effect) or (b) the second (2nd) anniversary of the Closing Date.

6.             Indemnification.

(a)           Company Indemnity.  The Company will indemnify each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), Registration Statement filed pursuant to this Agreement or any post-effective amendment thereof or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, for any reasonable legal fees of a single counsel and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (i) any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter (if any) therefor and stated to be specifically for use therein, (ii) any failure by any Holder to comply with prospectus delivery requirements or the Securities Act or Exchange Act or any other law or legal requirement applicable to them or any covenant or agreement contained in the Purchase Agreement or this Agreement or (iii) an offer of sale of Conversion Shares or Warrant Shares occurring during a period in which sales under the Registration Statement are suspended as permitted by this Agreement. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

(b)           Holder Indemnity.  Each Holder will, severally but not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, agents and partners, and any other stockholder selling securities pursuant to the Registration Statement and any of its directors, officers, agents, partners, and any person who controls such stockholder within the meaning of the Securities Act or Exchange Act and each underwriter, if any, of the Company’s securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), Registration Statement filed pursuant to this Agreement or any post- effective amendment thereof or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made or (ii) failure by any Holder to comply with prospectus delivery requirements or the Securities Act, Exchange Act or any other law or legal requirement applicable to them or any covenant or agreement contained in the Purchase Agreement or this Agreement, and will reimburse the Company and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any reasonable legal fees or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), Registration Statement filed pursuant to this Agreement or any post-effective amendment thereof in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by the Holders from the sale of the Registrable Securities pursuant to the registration statement in question. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

(c)           Procedure.  Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such non-privileged information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

7.             Contribution.  If the indemnification provided for in Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder(s) on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder(s) in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder(s) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder(s).

In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section, no Holder shall be required to contribute any amount in excess of the amount equal to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement in question.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.             Survival.  The indemnity and contribution agreements contained in Sections 6 and 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Purchase Agreement, and (ii) the consummation of the sale or successive resales of the Registrable Securities.

9.             Information by Holders.  As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of each Holder, such Holder will furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended methods of disposition of the Registrable Securities held by it as is reasonably required by the Company to effect the registration of the Registrable Securities.  At least ten business days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires from that Holder whether or not such Holder has elected to have any of its Registrable Securities included in the Registration Statement.  If the Company has not received the requested information from a Holder by the business day prior to the anticipated filing date, then the Company may file the Registration Statement without including Registrable Securities of that Holder.

10.           Further Assurances.  Each Holder will cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder’s irrevocable election to exclude all of such Holder’s Registrable Securities from such Registration Statement.

11.           Suspension of Sales.  Upon receipt of any notice from the Company under Section 2(a)(v) or 2(b), each Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until (i) it receives copies of a supplemented or amended prospectus contemplated by Sections 2(a)(v) or (ii) the Company advises the Holder that a suspension of sales under Section 2(b) has terminated.  If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) or destroy all copies in the Holder’s possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

12.           Replacement Certificates.  The certificate(s) representing the Registrable Securities held by the Purchaser (or then Holder) may be exchanged by the Purchaser (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of shares of Common Stock, as reasonably requested by such Purchaser (or such Holder) upon surrendering the same.  No service charge will be made for such registration or transfer or exchange.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Note or certificates for the underlying shares of Common Stock of any of the foregoing, and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or upon surrender and cancellation of such certificate if mutilated, the Company will make and deliver a new Note or certificate of like tenor and dated as of such cancellation at no charge to the holder.

13.           Transfer or Assignment.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The rights granted to the Purchaser by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a transferee or assignee of the Notes, Warrants or Registrable Securities, and all other rights granted to the Purchaser by the Company hereunder may be transferred or assigned to any transferee or assignee of the Notes, Warrants or Registrable Securities; provided in each case that (i) the Company is given written notice by the Purchaser at the time of or within a reasonable time after such transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights agrees in writing to be bound by the registration provisions of this Agreement, (ii) such transfer or assignment is not made under the Registration Statement or Rule 144, (iii) such transfer is made according to the applicable requirements of the Purchase Agreement, and (iv) the transferee has provided to the Company an investor questionnaire (or equivalent document) evidencing that the transferee is a “qualified institutional buyer” or an “accredited investor” defined in Rule 501(a)(1),(2),(3), or (7) of Regulation D.

14.           Miscellaneous.

(a)           Remedies.  The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           Jurisdiction.  Each of the Company and the Purchaser (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court, the New York state courts and other courts of the United States sitting in New York, New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and the Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

(c)           Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice.  The addresses for such communications shall be:

to the Company:

AMERI Holdings, Inc. (formerly Spatializer Audio Laboratories, Inc.)
100 Menlo Park Drive
Edison, New Jersey 08837
Telephone: (732) 243-9250
Fax: (732) 243-9254
Attention: Mr. Giri Devanur, President and Chief Executive Officer

If to the Purchaser:

Lone Star Value Investors, LP
53 Forest Avenue, 1st Floor
Old Greenwich, Connecticut  06870
Telephone:  (203) 489-9500
Fax: (203) 990-0727
Attention: Mr. Jeffrey E. Eberwein

Any party hereto may from time to time change its address for notices by giving at least five days’ written notice of such changed address to the other parties hereto.

(d)           Waivers.  No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.  The representations and warranties and the agreements and covenants of the Company and each Purchaser contained herein shall survive the Closing.

(e)           Execution in Counterpart.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

(f)            Signatures.  Facsimile signatures shall be valid and binding on each party submitting the same.

(g)           Entire Agreement: Amendment.  This Agreement, together with the Purchase Agreement, the Notes, the Warrants, and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be amended, modified or terminated except by a written agreement signed by the Company and the Holder of the Registrable Securities seeking registration of such securities.

(h)           Governing Law.  This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed entirely within such state, except to the extent that the law of the State of Delaware regulates the Company’s issuance of securities.

(i)            Jury Trial.  EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

(j)            Force Majeure.  The Company shall not be deemed in breach of its commitments under this Agreement and no payments by the Company as set forth in Section 2 shall be required if the Company is unable to fulfill its obligations hereunder in a timely fashion if the SEC or the Nasdaq Stock Market are closed or operating on a limited basis as a result of the occurrence of a Force Majeure.  As used herein, “Force Majeure” means war or armed hostilities or other national or international calamity, or one or more acts of terrorism, which are having a material adverse effect on the financial markets in the United States.  Furthermore, any payments owed as a result of Section 2 shall not accrue during any period during which the Company’s performance hereunder has been delayed or the Company’s ability to fulfill its obligations hereunder has been impaired by a Force Majeure.

(k)           Titles.  The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(l)            No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

AMERI HOLDINGS, INC. (formerly Spatializer Audio Laboratories, Inc.)

By:	/s/ Giri Devanur
Name: Giri Devanur Title: President and Chief Executive Officer

PURCHASER:

LONE STAR VALUE INVESTORS, LP

By: Lone Star Value Investors GP, LLC, General Partner

By:	/s/ Jeffrey E. Eberwein
Name: Jeffrey E. Eberwein
Title: Manager